Exhibit 99.1

FOR IMMEDIATE RELEASE

DISNEY AND 21ST CENTURY FOX ANNOUNCE ANTICIPATED CLOSING DATE

AND ELECTION DEADLINE FOR FORM OF CONSIDERATION IN ACQUISITION

BURBANK, Calif. and NEW YORK, New York, March 12, 2019 – The Walt Disney Company (“Disney”) (NYSE: DIS) and Twenty-First Century Fox, Inc. (“21CF”) (NASDAQ: FOXA, FOX), in connection with Disney’s acquisition of 21CF (the “Acquisition”), announced today that the deadline for holders of 21CF common stock to elect the form of consideration they wish to receive in the Acquisition will be at 5:00 p.m., Eastern Time, on March 14, 2019 (the “Election Deadline”). In addition, Disney and 21CF announced that they expect 21CF to distribute, at approximately 8:00 a.m. Eastern Time on March 19, 2019 all issued and outstanding shares of Fox Corporation common stock to 21CF stockholders (other than holders of the shares held by subsidiaries of 21CF) on a pro rata basis and for the Acquisition to become effective at 12:02 a.m. Eastern Time on March 20, 2019.

The Election Form and Letter of Transmittal (the “Election Form”) necessary for 21CF stockholders to make an election as to the form of consideration they wish to receive was mailed on December 27, 2018 to holders of record of 21CF common stock as of December 19, 2018.

As further described in the election materials sent to 21CF stockholders to make an election, 21CF stockholders should follow the applicable options available to them, and must properly complete and submit their elections and signed election materials to Computershare Trust Company, N.A., the exchange agent in the Acquisition, by the Election Deadline. 21CF stockholders who are record holders and hold all of their shares of 21CF common stock in electronic, book-entry form can also submit their election instructions online by logging on to the Web Platform at www.electdisney.com. 21CF stockholders who hold their shares through a bank, broker or other nominee should promptly contact their broker, bank or other nominee and follow their instructions as to the procedures for making an election and may be subject to an earlier deadline than the Election Deadline. Any 21CF stockholder who holds shares of 21CF common stock through a broker, bank or other nominee should contact such broker, bank or nominee with any questions.

Each 21CF stockholder may elect to receive, for each share of 21CF common stock he, she or it owns as of the Election Deadline and continues to hold immediately prior to the completion of the Acquisition, and subject to automatic proration and adjustment procedures set forth in the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 20, 2018, by and among 21CF, Disney and certain of Disney’s subsidiaries, either cash (the “Cash Consideration”) or shares of common stock, par value $0.01 per share, of TWDC Holdco 613 Corp. (“New Disney”), the holding company that will own Disney and 21CF following the Acquisition (the “Stock Consideration”).

There is no guarantee that any 21CF stockholder will receive the form of consideration he, she or it elects on its Election Form if the Acquisition closes. After the Election Deadline, Disney will calculate the amount of cash and/or shares of New Disney common stock to be distributed to each 21CF stockholder based on all valid elections received and in accordance with the Merger Agreement. Any election made will be subject to the automatic proration and adjustment procedures set forth in the Merger Agreement, which ensure that the aggregate Cash Consideration (before giving effect to adjustment for transaction taxes contemplated by the Merger Agreement) is equal to $35.7 billion. As a result, the form of consideration that each 21CF stockholder elects to receive may be adjusted such that 21CF stockholders may receive, in part, a different form of consideration than the form elected. Any 21CF stockholder not making an election will receive the Cash Consideration, the Stock Consideration or a combination of both, depending on the elections made by other 21CF stockholders according to the allocation procedures specified in the Merger Agreement and described in the joint proxy statement/prospectus, dated June 28, 2018, as supplemented.

If the Election Deadline is rescheduled, 21CF and Disney will publicly announce the rescheduled Election Deadline.

21CF stockholders should carefully read the Joint Proxy Statement/Prospectus, the Merger Agreement, the Election Form and all election materials provided to them before making their elections.

About Disney

Disney, together with its subsidiaries, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer and International. Disney is a Dow 30 company and had annual revenues of $59.4 billion in its Fiscal Year 2018. For more information about Disney, please visit www.thewaltdisneycompany.com.

About 21CF

21CF is one of the world’s leading portfolios of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21CF is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, Star India, 28 local television stations in the U.S. and more than 350 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50 per cent ownership interest in Endemol Shine Group. For more information about 21CF, please visit www.21CF.com.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction may not occur on the anticipated terms and timing or at all, (ii) the risk that a condition to closing of the transaction may not be satisfied (including, but not limited to, the receipt of legal opinions with respect to the treatment of certain aspects of the transaction under U.S. and Australian tax laws), (iii) the risk that the anticipated tax treatment of the transaction is not obtained, (iv) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)) to be paid in connection with the separation prior to the closing of the transactions could cause an adjustment to the number of shares of New Disney, a new holding company that will become a parent of both Disney and 21CF, and the cash amount to be paid to holders of 21CF’s common stock, (v) potential litigation relating to the proposed transaction that could be instituted against 21CF, Disney or their respective directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (vii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (viii) negative effects of the announcement or the consummation of the transaction on the market price of 21CF’s common stock, Disney’s common stock and/or New Disney’s common stock, (ix) risks relating to the value of the New Disney shares to be issued in the transaction and uncertainty as to the long-term value of New Disney’s common stock, (x) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the transaction and on the other conditions to the completion of the Acquisition, (xi) the risks and costs associated with, and the ability of New Disney to, integrate the businesses successfully and to achieve anticipated synergies, (xii) the risk that disruptions from the proposed transaction will harm 21CF’s or Disney’s business, including current plans and operations, (xiii) the ability of 21CF or Disney to retain and hire key personnel, (xiv) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, (xv) the ability of the parties to obtain or consummate financing or refinancing related to the transactions upon acceptable terms or at all, (xvi) as well as management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the proposed transactions, are more fully discussed in the updated joint proxy statement/prospectus included in the registration statement on Form S-4 of New Disney that was filed in connection with the transaction, and in the information statement included in the registration statement on Form 10 with respect to Fox Corporation. While the list of factors presented here and in the updated joint proxy statement/prospectus included in the Form S-4 and in the information statement included in the Form 10 of Fox Corporation are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on 21CF’s, Disney’s, New Disney’s or Fox Corporation’s consolidated financial condition, results of operations, credit rating or liquidity. Neither 21CF, Disney, New Disney nor Fox Corporation assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contacts:

The Walt Disney Company:

Zenia Mucha

zenia.mucha@disney.com

(818) 560-5300

David Jefferson

david.j.jefferson@disney.com

(818) 560-4832

21st Century Fox:

Nathaniel Brown

nbrown@21cf.com

(212) 852-7746

Investor Contacts:

The Walt Disney Company:

Lowell Singer

lowell.singer@disney.com

(818) 560-6601

21st Century Fox:

Reed Nolte

rnolte@21cf.com

(212) 852-7092

Mike Petrie

mpetrie@21cf.com

(212) 852-7130